Exhibit 99.1

May 5, 2017	FOR IMMEDIATE RELEASE Media Contact: Steve Hollister, 727.567.2824 Investor Contact: Paul Shoukry, 727.567.5133 raymondjames.com/media

RAYMOND JAMES ANNOUNCES REOPENING OF 4.950% SENIOR NOTES DUE 2046

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. (NYSE-RJF) (“Raymond James”) today announced the commencement of a registered underwritten public offering of its 4.950% senior notes due 2046 (the “Notes”). This offering is a reopening of the series. The Notes will be consolidated, form a single series, and be fully fungible with the $300,000,000 aggregate principal amount of 4.950% senior notes initially issued on July 12, 2016. The net proceeds of the offering are expected to be used for working capital and for general corporate purposes.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Raymond James & Associates, Inc. and Citigroup Global Markets Inc. will act as joint-book running managers for the offering. The public offering will be made by means of a prospectus supplement. Raymond James has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC’s website, at www.sec.gov. Alternatively, the issuer, underwriter or any dealer participating in the offering will arrange to send you the relevant prospectus if you request it from Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling toll free 1-800-294-1322 or emailing dg.prospectus_requests@baml.com, J.P. Morgan Securities LLC by calling 1-212-834-4533, Raymond James & Associates, Inc. by calling toll free at 1-800-248-8863 or emailing prospectus@raymondjames.com, or Citigroup Global Markets Inc. by calling toll free at 1-800-831-9146. A copy of the preliminary prospectus supplement may also be obtained at no charge at the SEC’s website, at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has 7,200 financial advisors serving approximately 3 million client accounts in more than 2,900 locations throughout the United States, Canada and overseas. Total client assets are $643 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com. Information on Raymond James’ website is not incorporated by reference into this press release and shall not be deemed to be a part thereof.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.